Exhibit 10

AMENDMENT AND RENEWAL OF

CHAIRMAN EMPLOYMENT AGREEMENT

This Amendment and Renewal (the “Renewal”) is made and entered into as of this 9th day of November, 2005, but shall be effective as of March 1, 2006 (the “Effective Date”), by and between MPS GROUP, INC. (the “Corporation”) and DEREK E. DEWAN (the “Executive”), to amend and renew on the terms stated herein below that certain Chairman Employment Agreement by and between the parties made effective as of March 1, 2001 (the “Agreement”).

The terms used herein shall have the meanings ascribed thereto in the Agreement except to the extent specifically defined herein in which instance such terms shall have the meanings as specifically defined herein.

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3. Term. The Term of the Agreement (the “Term”) shall continue on the Effective Date until the fifth annual anniversary of the Effective Date; provided, however, that at the end of this renewed Term, the Term shall automatically extend for additional one (1) year periods unless a party provides, at least ninety (90) days prior to the end of such renewed Term or additional one (1) year period, written notice that it does not wish to extend the Term. Notwithstanding the foregoing, the Agreement may be earlier terminated in accordance with Section 6 of the Agreement.

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The Agreement hereby is amended and renewed to the extent set forth herein above and otherwise continues in full force and effect according to the terms stated therein.

IN WITNESS WHEREOF, the parties have executed this Renewal on the date first written above.

/s/ Jane L. Baker Print Name: Jane L. Baker	MPS GROUP, INC.

/s/ Tyra Tutor Print Name: Tyra Tutor	By:	/s/ T. Wayne Davis T. Wayne Davis
	Its:	Chairman of the Compensation Committee of the Board of Directors of the Corporation

/s/ Jane L. Baker Print Name: Jane L. Baker	EXECUTIVE

/s/ Jennifer M. Reinhardt Print Name: Jennifer M. Reinhardt	/s/ Derek. E. Dewan DEREK E. DEWAN